Exhibit 99.2

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS

BY [NAME OF INVESTOR]

1.                                      Agreement to Sell and Purchase the Shares and Warrants; Subscription Date. At the Closing (as defined in Section 2), ACT Teleconferencing, Inc. (the “Company”) will sell to the Investor named in the Stock and Warrant Purchase Agreement dated [September       , 2004] to which this Annex I is attached, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares, Warrants, and Warrant Shares (collectively, the “Securities”) set forth in paragraph 3 of the Stock and Warrant Purchase Agreement to which these Terms and Conditions for Purchase of Shares and Warrants are attached as Annex I and at the purchase price set forth in such paragraph.

The Company may enter into the same form of Stock and Warrant Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them.  (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Stock and Warrant Purchase Agreement to which these Terms and Conditions are attached and the Stock and Warrant Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors, along with all other agreements executed in connection with the transactions contemplated hereby, are hereinafter sometimes collectively referred to as the “Agreements”).

2.                                      Delivery of the Securities at Closing.  The completion of the purchase and sale of the Securities (the “Closing”) shall occur at a place and time, no later than September 10, 2004 (the “Closing Date”), to be specified by the Company and the Investor.  By mutual agreement, the Closing can be conducted by phone, fax, and e-mail, with delivery of stock and warrant certificates and wire transfer of funds within two business days thereafter.  At the Closing, the Company shall deliver to the Investor (a) one or more stock certificates representing the number of Shares set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the Securities Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor provided that, if requested by the Investor, stock certificates representing such Shares shall be delivered in escrow to such Investor’s agent prior to the Closing, to be held until the completion of the Closing; (b) the Warrants; and (c) an opinion of counsel to the Company in the form attached hereto as Exhibit D.

The Company’s obligation to issue and sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the signature page hereto, it being understood that the escrow agent for this offering shall be instructed to disburse $5,000 of gross proceeds to counsel for one Investor; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived wholly or in part by the Investor: (a) the Company’s agreement to issue and sell, and the Investor’s agreement to purchase, on the Closing Date, the number of Shares and Warrants indicated on the Stock and Warrant Purchase Agreement; (b) the delivery to the Investor by counsel to the Company of a legal opinion substantially in the form attached hereto as Exhibit D; (c) the representations and warranties of the Company contained in Section 3 being true and correct in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing; (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreement or the right of the Company to enter into such Agreement or to consummate the transactions contemplated hereby and thereby; (e) The James F. Seifert Management Trust dated October 8, 1992, NewWest Mezzanine Fund, L.P., Convergent Capital Partners, L.P., and Kansas City Equity Partners II, L.P. shall have waived (i) their purchase rights with respect to the Securities under section 15 of the Warrant Agreement dated May 12, 2003, as amended, to which they are parties with the Company, (ii) the requirement under section 6 of such Warrant Agreement that the Company submit the issuance of the Securities to a vote of the Company’s shareholders, and (iii) the effect of any provision of such Warrant Agreement or the Note Agreement dated May 12, 2003 requiring their consent for the issuance of the Securities; and (f) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the condition specified in part (c) of this paragraph has been fulfilled.

3.                                      Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, that as of the date hereof, as of the Closing and except as specifically set forth in the Schedule of Exceptions attached hereto (the “Schedule of Exceptions”):

3.1                               Organization.  The Company is duly organized and validly existing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K, and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2                               Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Securities being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

3.3                               Non-Contravention.  The execution and delivery of the Agreements, the issuance and sale of the Securities under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the Memorandum of Association or Articles of Association or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Securities to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.4                               Capitalization.  The Company has not issued any capital stock since March 31, 2004, except for issuance of capital stock pursuant to the exercise of options or warrants.  The Securities to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable.  The outstanding shares of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing,  no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the outstanding shares or the issuance and sale thereof.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  There are no shareholder agreements, voting agreements or other similar agreements with respect to the outstanding shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company does not have any so-called shareholder rights plan or “poison pills” and there are no “shark-repellant” charter or bylaw provisions or so-called “state anti-takeover” statutes applicable, in any case, to all or any portion of the transactions contemplated hereby, including, without limitation, issuance of the Securities.

3.5                               Legal Proceedings.  There is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by the Agreements or that would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements. The Company and each of its subsidiaries are unaware of any facts that could give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, that in their reasonable belief could have a Material Adverse Effect.

3.6                               No Violations.  The Company is not (i) in violation of its Certificate of Incorporation or By-laws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, that would be reasonably likely to have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Investor owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect.

3.7                               Governmental Permits, Etc.  The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in its most recent report on Form 10-K, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

3.8                               Intellectual Property.  (i) The Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in its most recent report on Form 10-K, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company is not infringing, or has not received any notice of, or has any knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

3.9                               Financial Statements.  The financial statements of the Company included in the SEC Documents (as defined in Section 3.12) have been prepared in accordance with generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole.

3.10                        No Material Adverse Change.  Since March 31, 2004, there has not been (i) any material adverse change in the financial condition or earnings of the Company considered as one enterprise, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company that has been sustained that has a Material Adverse Effect.

3.11                        Nasdaq Compliance.  The Company’s outstanding shares are registered pursuant to Section 12(g) of the Exchange Act and are listed on The Nasdaq National Market (the “Nasdaq Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the outstanding shares under the Exchange Act or de-listing the outstanding shares from the Nasdaq Market, nor has the Company received any notification that the Securities and Exchange Commission (the “SEC”) or the Nasdaq Stock Market, Inc. (“NASDAQ”) is contemplating terminating such registration or listing.  The Company is not aware of any facts or circumstances that might reasonably be expected to give rise to any of the foregoing.

3.12                        Reporting Status.  Since December 31, 1998 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1998 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the “SEC Documents” and all the SEC Documents filed prior to the date of this Agreement, the “Filed SEC Documents”). The Company has made available to the Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Filed SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent Filed SEC Documents prior to the date of this Agreement).  The Filed SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject and that are required by the rules and regulations promulgated under the Exchange Act to be included as exhibits to the SEC Documents (each a “Contract”). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

3.13                        Listing.  The Company shall comply with all requirements of the NASDAQ with respect to the issuance of the Securities and the listing thereof on the Nasdaq SmallCap Market.  For so long as the Investor owns any of the Securities, the Company shall continue the listing and trading of its outstanding shares on NASDAQ, the New York Stock Exchange or the American Stock Exchange, and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange.

3.14                        No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the outstanding shares to facilitate the sale or resale of the Securities.

3.15                        Company not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.16                        Disclosure.  No information relating to or concerning the Company set forth in the Agreements, provided to Casimir, or set forth in the Filed SEC Documents in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of the Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries that has not been Publicly Disclosed (as defined in Rule 101(e) of Regulation FD).

3.17                        Form S-3 Eligibility.  The Company is currently eligible to register the resale of the Securities on a registration statement on Form S-3 under the Securities Act.  To the knowledge of the Company, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares within the time periods referred to herein.

3.18                        No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has conducted any “general solicitation,” as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.19                        No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of the Investor to the extent relevant for such determination.

3.20                        Key Employees; Company’s Knowledge.  Each Key Director or Key Employee (herein a “Key Employee”), as named below, is currently serving the Company or a subsidiary of the Company in the capacity disclosed in its most recent report on Form 10-K. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued relationship to the Company of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his relationship or employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) that would cause him to be unable to devote his full time and attention to such service or employment. “Key Employee” means each of Gene Warren, Mack V. Traynor, III, and Mark Kujawa.  For purposes hereof, the term “knowledge of the Company” shall mean the knowledge of each of the Key Employees.

3.21                        Solvency.  The Company (both before and after giving effect to the transactions contemplated by the Agreements) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.  The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

3.22                        Legends.   Except for the legend contemplated by Section 4.6 hereof, the Securities shall bear no other legend.

3.23                        Accountants.  Hein + Associates LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

3.24                        Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.25                        Agreements Not to Compete.  The Company has delivered to the Placement Agent true, complete and accurate copies of all contracts in full force and effect as of the date hereof between the Company and its subsidiaries and its respective directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with the Company and its subsidiaries in any manner.

3.26                        Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.27                        Compliance with Patriot Act.  Neither the Company nor any of it subsidiaries (i) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) knowingly engages or will knowingly engage in any dealings or transactions, or be otherwise knowingly associated, with any such person.  Neither the Company nor any of its Subsidiaries is or will be in violation of the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

3.28                        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including officers and directors insurance with a value at least equal to $2 million.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.29                        Taxes.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary

3.30                        Representations and Warranties.  The representations and warranties of the Company contained in this Agreement in the aggregate, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have a Company Material Adverse Effect.

4.                                      Representations, Warranties and Covenants of the Investor.

4.1                               Investor Knowledge and Status.  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor understands that the Securities are “restricted securities” and the offer and sale thereof have not been registered under the Securities Act and is acquiring the number of Securities set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor’s right to sell Securities pursuant to the Registration Statement, referenced in Section 6, or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, and the Investor’s right to indemnification under Section 6.3); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, Warrants, or Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the Securities set forth on the signature page hereto, relied only upon the SEC Reports and the representations and warranties of the Company contained herein.  Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.  The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Securities, and no person is authorized to provide any representation which is inconsistent or in addition to those herein or in the SEC Reports.  The Investor acknowledges that it has not received or relied on any such representations.

4.2                               International Actions.  The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States.  If the Investor is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

4.3                               Registration Required.  The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, including Section 6.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Securities in a transaction not subject to the prospectus delivery requirement), and the Investor acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The Investor acknowledges that as set forth in, and subject to the provisions of, Section 6.2, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

4.4                               Power and Authority.  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.5                               No Tax or Legal Advice.  The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities

4.6                               Legends.  Subject to the provisions of Section 8.8 the Investor understands that until such time as the Shares have been registered under the Securities Act as contemplated hereunder or otherwise may be sold by the Investor pursuant to Rule 144, the certificates for the Shares, will bear a restrictive legend (the “Legend”) in the following form:

THE OFFERING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

4.7                               Placement Agent.  The Investor acknowledges that Casimir Capital is acting as the placement agent for the sale of the Securities and will receive a fee from the Company in connection therewith on subscriptions from Investors introduced by it.  Casimir Capital and its counsel, Greenberg Traurig, LLP (“GT”), assisted the Company in the preparation of the Agreements.  The Investor further acknowledges and agrees that Casimir Capital is not acting as a financial advisor or fiduciary to the Investor (or in any similar capacity) with respect to the Agreements or the transactions contemplated hereby, and the relationship between Casimir Capital and the Investor is such that any statement made by Casimir Capital, or any of its representatives or agents, in connection with the transactions contemplated hereby is not advice or a recommendation, is merely incidental to the Investor’s purchase of the Securities, and has not been relied upon in any way by the Investor.  The Investor further acknowledges and agrees that GT is not acting as a legal advisor to the Investor (or in any similar capacity) with respect to the Agreements or the transactions contemplated hereby.  The Investor further represents that the Investor’s decision to enter into the Agreements and the transactions contemplated hereby has been based solely on an independent evaluation by the Investor and its representatives.  The Investor agrees that neither Casimir Capital nor any of its directors, officers, employees or agents shall be liable to the Investor for any action taken or omitted to be taken by it in connection herewith, except for willful misconduct or gross negligence.   The Investor further acknowledges that (i) it has been represented by its own separate legal counsel in its review and negotiation of the Agreements and the Offering, or (ii) it has affirmatively declined to be represented by counsel.  For reasons of administrative convenience only, certain Investors and their respective counsel may choose to communicate with the Company through Casimir Capital. GT may represent Casimir Capital in such communications, but GT does not represent any of the Investors.

4.8                               Several and Not Joint Obligations.  The obligations of each Investor under the Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under the Agreements.  Nothing contained herein or in any other Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Agreements or out of the other Offering documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

4.9                               NASD Membership.  The Investor acknowledges that if he or she is a registered employee or principal of a NASD member firm, the Investor must give such firm notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm and delivered to the Company

5.                                      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

6.                                      Registration of the Securities; Compliance with the Securities Act.

6.1                               Registration Procedures and Expenses.  The Company shall:

(a)                                  subject to receipt of necessary information from the Investors, prepare and file with the SEC, as soon as practicable, but in no event later than 30 business days after the Closing Date, a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Shares and Warrant Shares by the Investors from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

(b)                                  use its best efforts, subject to receipt of the information required from the Investors pursuant to Section 6(g) below, to cause the Registration Statement to become effective as soon as practicable, but in no event later than 120 days after the Registration Statement is filed by the Company.  If the Registration Statement has not been (1) filed by the 30th business day following the Closing Date, (2) declared effective by the SEC on or before the earlier of (i) the date that is 90 days after the Closing Date, and (ii) the fifth business day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments or (3) is suspended after the effective date for more than 10 consecutive days or 15 non-consecutive days in the aggregate during any 12 month period (each such date, an Event Date), the Company shall, on each monthly anniversary of an Event Date, pay to the Investor a cash penalty equal to 2 percent of the Purchase Price for shares purchased by the Investor (pro-rated on a daily basis for any partial periods), exclusive of any Warrant Shares, until the Registration Statement is declared effective by the SEC (rounded up to the nearest dollar after aggregating all Shares held by the Investor) (such amounts shall accrue interest at the rate of 18% per annum for any periods after such monthly anniversary that damages are unpaid);

(c)                                  use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor’s Shares and Warrant Shares purchased hereunder, the earlier of (1) the date on which the Investor may sell all Shares and Warrant Shares then held by the Investor without restriction by volume limitations pursuant to Rule 144(k) of the Securities Act or (2) such time as all Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement;

(d)                                  furnish to the Investor with respect to the Shares and Warrant Shares registered for resale under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the Securities and Exchange Commission (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Investor, provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(e)                                  file documents required of the Company, if any, for normal blue sky clearance in (i) in all U.S. jurisdictions in which any of the Shares or Warrant Shares are originally sold, and (ii) in states specified in writing by the Investor, provided, however, that, as to clause (ii) the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)                                    bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (e) of this Section 6.1 and the registration of the resale of the Shares or Warrant Shares pursuant to the Registration Statement; and

(g)                                 advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares or Warrant Shares to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor’s Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor’s Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that the Investor shall furnish to the Company its then current beneficial ownership and the name of the individual having voting or dispositive control over the Shares or Warrant Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the resale of the Shares and Warrant Shares.

6.2                               Transfer of Securities After Registration; Suspension.

(a)                                  The Investor agrees that it will not effect any disposition of the Shares, Warrants, or Warrant Shares or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b)                                  Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to Investors of the Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform each Investor who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

(c)                                  Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares or Warrant Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed within 30 days after delivery of a Suspension Notice, to the Investors; but in no event will the aggregate number of days of Suspension in any 12 month period exceed 60 days.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

(d)                                  Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its best efforts to ensure that the Investor shall not be prohibited from selling Shares or Warrant Shares under the Registration Statement as a result of Suspensions on more than one occasion of not more than 30 days in any twelve month period.  If a Suspension is in effect for more than 30 days (consecutive or non-consecutive) in any twelve-month period, the Company shall, on the 31st day of the Suspension and each 30th day thereafter, issue to the Investor .01 additional shares of Common Stock (which shall be deemed to be Securities), for every Share purchased in the Offering (exclusive of the Warrant Shares) until the Suspension is lifted.

(e)                                  Provided that a Suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares or Warrant Shares.  Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

(f)                                    Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities without the Investors’ consent.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  The Company shall not file any other registration statement until after the Effective Date.

6.3                               Indemnification.  For the purpose of this Section 6.3:

(a)                                  the term “Selling Stockholder” shall include the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b)                                  the term “Registration Statement” shall include any Preliminary Prospectus, final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(c)                                  the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

(i)                                    The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will promptly reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 4.1, 4.2, 4.3 or 6.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor at least one business day prior to the pertinent sale or sales by the Investor; provided, however, that the Company shall have no liability with respect to an untrue or alleged untrue statement or omission or alleged omission of which the Investor did not deliver to the Company in writing a correction at least five business days before the occurrence of the transaction from which such loss was incurred.

(ii)                                The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 4.1, 4.2, 4.3 or 6.2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will promptly reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Investor has delivered to the Company in writing a correction at least one business day before the occurrence of the transaction from which such loss was incurred; provided further, however, that the aggregate obligation to indemnify and contribute under this Section 6.3 shall be limited to the net amount of the proceeds received by the Investor from the sale of the Shares and Warrant Shares pursuant to the Registration Statement.

(iii)                            Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified persons.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv)                               If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investor, or Investors if there are more than one, agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (iv), the Investor shall not be required to indemnify and contribute an aggregate amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares and Warrant Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Securities to which such loss relates and not joint.

(v)                                   The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

6.4                               Termination of Conditions and Obligations.  The conditions precedent imposed by Section 4 or this Section 6 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares or Warrant Shares when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

6.5                               Information Available.  So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Investor, the Company will make available to the Investor through the Company’s EDGAR filings or by delivery on request:

(a)                                  as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders, (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits) and (iii) its Quarterly Reports on 10-Q;

(b)                                  upon the reasonable request of the Investor, all other information that is made available to shareholders; and

(c)                                  upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise reasonably cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

7.                                      Antidilution Adjustments. In order to prevent dilution in the event of new issuances, the Purchase Price shall be subject to adjustment from time to time pursuant to this Section 7.

Whenever, on or after the date of this Agreement, the Company issues or transfers any shares of its Common Stock or issues rights, warrants, options, or securities or debt convertible, exercisable, or exchangeable for shares of its Common Stock (collectively, the “New Issue”) for a consideration per share less than the Purchase Price in effect immediately prior to such New Issue (the “New Issue Price”), then:

7.1                               As to a New Issue closed during the one (1) year period ending at midnight Denver time on the first anniversary of the Closing Date, the Purchase Price then in effect shall, immediately on the date of the New Issue, be reduced to equal the New Issue Price; and

7.2                               Upon any adjustment of the Purchase Price pursuant to this Section 7, the number of Shares shall be adjusted by multiplying the number of Shares immediately prior to the New Issue by a fraction (i) the numerator of which shall be the Purchase Price, or the adjusted Purchase Price if previously adjusted, in effect immediately prior to the New Issue and (ii) the denominator of which shall be the Purchase Price as adjusted immediately after the New Issue (the product shall be referred to as the “Additional Shares”). The difference between the number of Shares sold to each Investor pursuant to the Stock and Warrant Purchase Agreement and such Investor’s pro rata allocation of the Additional Shares shall be issued to each such Investor. The Company shall direct its stock transfer agent to issue the Additional Shares within three business days of the adjustment. Notwithstanding the delivery date, each Investor shall have beneficial owner of such Investor’s Additional Shares on the date of the New Issue.

7.3                               In order to ensure compliance with Nasdaq limitations on the number of securities issued in a transaction or series of related transactions, specifically including securities issued in, or potentially issuable as a result of, the transaction that closed on the Initial Exercise Date, the maximum aggregate number of shares resulting or potentially resulting from the adjustment in this Section 7 shall be equal to 19.99 per cent of the number of shares of the Company’s Common Stock outstanding at the close of business on the last business day preceding the Initial Exercise Date (the “Issuable Maximum”).

7.4                               The adjustments provided in this Section 7 shall not be triggered by grants of restricted stock to officers or directors made with the approval of the Board of Directors; to the grant of options, or the sale of shares pursuant to the exercise of such options, under the Company’s current or future option plans for the benefit of officers, directors, employees, and consultants; or to the purchase of shares of Common Stock pursuant to warrants or rights granted by the Company prior to the Closing Date.

7.5                               The Issuable Maximum includes the original issue of an aggregate of                  Shares on or about the Closing Date,                  Warrant Shares, Shares or Warrant Shares issued to or potentially issuable to investors in the same private offering that may have a different issue date or exercise date, and any placement agent warrants issued in conjunction with this or related transactions, plus any Shares, Warrants, or Warrant Shares to which the Holder may be entitled as the result of adjustments required by the antidilution provisions of Section 7.  If the Investor no longer holds Warrants due to the exercise or cancellation of its Warrants, then such Investor’s remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Investors, if any.  If on any date hereafter:  (A) the aggregate number of shares of Common Stock that would then be issuable as a result of any adjustments required by the antidilution provisions of Section 7 would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders (the “Shareholder Approval”), if any, as may be permitted or required by the applicable rules and regulations of the Nasdaq National Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Investor and other Investors in the aggregate, on a pro rata basis, the number of shares of Common Stock that is equal to the Issuable Maximum and, with respect to the remainder of the Shares then issuable hereunder that would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the “Excess Shares”), the Investor shall have the option to require the Company to use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, if permitted by the applicable rules and regulations of the Nasdaq National Market (or any successor entity), but in any event not later than the 90th day after such request.  The Company and the Investor understand and agree that shares of Common Stock issued to and then held by the Investor as a result of the Offering shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.  If the Company shall succeed in obtaining the Shareholder Approval, the Excess Shares shall be issued to the Investor.

8.                                      Covenants of the Company.

8.1                               Securities Laws.  The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of each Closing, take such action as is necessary to sell the Securities to the Investors in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the date of each Closing. Without limiting any of the Company’s obligations under the Agreements, from and after the date of the first Closing, neither the Company nor any person acting on its behalf shall take any action that would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby and thereby. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Nasdaq Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

8.2                               Use of Proceeds.   The Company shall use the proceeds from the sale of the Securities to fund growth, fund working capital requirements, and to make debt service payments.  Without limiting the generality of the foregoing, the Company shall not use such proceeds to make a loan to any employee, officer, director or shareholder of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on outstanding shares or other securities of the Company, other than any such payment explicitly required or permitted by the terms of the Agreements.

8.3                               Intentional Acts or Omissions.  The Company shall not intentionally perform any act that if performed, or intentionally omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of the Agreements or any of the transactions contemplated hereby or thereby or the benefits intended to be secured thereby by the Investor.

8.4                               Corporate Existence.  So long as the Investor beneficially owns any Securities, the Company shall use all commercially reasonable efforts to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction (i) assumes the Company’s obligations under the Agreements and instruments entered into in connection therewith and (ii) is a publicly traded corporation whose securities are listed for trading on the NASDAQ, the New York Stock Exchange, the American Stock Exchange, or any national securities exchange subject to Section 18(b)(B) of the Securities Act.

8.5                               Transactions with Affiliates.  The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

8.6                               Securities Laws Disclosure; Publicity.  The Company shall, by 5:00 p.m. Eastern time on the second business day following the date of the Stock and Warrant Purchase Agreement, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to each Investor disclosing the material terms of the transactions contemplated hereby.  The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Nasdaq Market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Nasdaq Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under subclause (i) or (ii).

8.7                               Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

8.8                               Equal Treatment of Investors.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended to treat for the Company the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

8.9                               Transfer Restrictions.

(a)                                  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Investor or in connection with a pledge as contemplated in Section 8.9(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

(b)                                  The Investors agree to the imprinting, so long as is required by this Section 8.9, of a legend on any of the Securities in the following form:

THE OFFERING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)                                  Certificates evidencing the Shares and Shares underlying the Warrants (“Warrant Shares”) shall not contain any legend (including the legend set forth in Section 8(b), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 8.9(c), it will, no later than three business days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)                                  In addition to such Investor’s other available remedies, the Company shall pay to a Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) subject to Section 8.9(c), $10 per Business day (increasing to $20 per Business day five (5) Business days after such damages have begun to accrue) for each business day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Stock and Warrant Purchase Agreement, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)                                  Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 8.9 is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(f)                                    Until the date that each Investor holds less than 20% of the Shares initially purchased hereunder by such Investor, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investors holding a majority in interest of the Shares.

8.10                        Participation in Future Financing.  From the date hereof until 12 months after the Closing Date, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Investor shall have the right to participate in up to an aggregate of 33% of such Subsequent Financing for all such Investors (the “Participation Maximum”).  At least 5 Business days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Business day after such request, deliver a Subsequent Financing Notice to such Investor.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.    If by 6:30 p.m. (New York City time) on the second Business day after all of the Investors have received the Pre-Notice, notifications by the Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Investor as of such 2nd Business day, such Investor shall be deemed to have notified the Company that it does not elect to participate.  The Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of participation set forth above in this Section 8.10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Investors seeking to purchase more than the Participation Maximum, each such Investor shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased by a participating Investor and (y) the sum of the aggregate Subscription Amount of all participating Investors.  Notwithstanding the foregoing, this Section 8.10 shall not apply in respect of an Exempt Issuance.  An “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

8.11                        Subsequent Equity Sales.  From the date hereof until 30 days after the Closing Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents other than those issued to Investor and Other Investors in this offering; provided, however, the 30 day period set forth in this Section 8.11 shall be extended for the number of business days during such period in which (y) trading in the Common Stock is suspended by the Nasdaq Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the Securities. Notwithstanding the foregoing, this Section 8.11 shall not apply in respect of an Exempt Issuance.

9.                                      Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered to or from outside the United States, by international Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, four (4) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by international Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt if confirmation is before 4:00 p.m. local time of the recipient on a business day and, if not, then the next business day, and shall be delivered as addressed as follows:

(a) if to the Company, to:

ACT Teleconferencing, Inc.
1526 Cole Blvd., Suite 250
Golden, CO 80401
Attention:	Gene Warren
Telephone:	(303) 235-9000
Fax:	(303) 235-4399

with a copy mailed or faxed to:

Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80203-4532
Attention:	William J. Campbell
Telephone:	(303) 607-3630
Fax:	(303) 607-3600

(b)                                  if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

10.                               Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11.                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.                               Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Stock and Warrant Purchase Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Stock and Warrant Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Stock and Warrant Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Stock and Warrant Purchase Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.                               Confidential Disclosure Agreement.  Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

16.                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

17.                               Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

Schedule of Exceptions

to Annex I of

Stock and Warrant Purchase Agreement

ACT Teleconferencing, Inc.

References are to numbered Sections in Annex I

3.4  Capitalization

•                                          Stock Issuances.  Current shares outstanding are 14,935,562.  Common Stock issued since March 31, 2004 includes 51,729 shares under the Employee Stock Purchase Plan and 40,000 shares issued as compensation to members of the Board of Directors.

•                                          Outstanding Rights.

Stock Option Plans                                          1,741,799 shares

Warrants                                                                                              5,599,093 warrant shares

Antidilution rights affect the number of warrant shares; principally, the sale of the Securities will add approximately 60,000 warrant shares to the warrants held by GMN Investors. Warrant shares that are expected to be added to warrant shares held by five investors in the Company’s Series C Preferred Stock pursuant to antidilution rights are already included in the 5,599,093 warrant shares which is awaiting an interpretation from Nasdaq.

•                                          Other Rights

Subordinated Debt Lenders (NewWest Mezzanine Fund, et al.)

•                                          Approval of sale of Securities (Section 6 of Warrant Agreement dated May 13, 2003)

•                                          Tag-along rights (Section 13 of Warrant Agreement)

•                                          Preemptive rights (Section 15 of Warrant Agreement)

•                                          Registration Rights

•                                          As described listed below, the Company has filed registration statements, as amended and subject to future amendment as may be necessary, pursuant to registration rights granted to security holders.

Registration Number	Final Prospectus Filed
333-112822	March 19, 2004
333-111657	January 28, 2004
333-96905	September 5, 2002
333-82426	September 5, 2002
333-74438	September 5, 2002

•                                          Equity in Subsidiaries

•                                          The Company owns 29,564 shares, representing 96.6 percent of the shares outstanding in ACT Business Solutions Ltd. (UK).  The Company has agreed in principle to pledge 40 percent of its 96.6 percent interest to David Holden, as additional collateral under its loan agreement with Mr. Holden that was entered in connection with the Company’s purchase of Mr. Holden’s 40 percent minority interest in ACT Teleconferencing Limited (UK).  Documentation is pending.

•                                          The stock in the Company’s subsidiaries is pledged as collateral for its obligations to the subordinated debt lenders under the Note Agreement of May 13, 2003 and the Pledge Agreement of the same date.  The Pledged Shares Schedule from the Pledge Agreement is attached to this Schedule of Exceptions.

•                                          Other than the required local ownership in certain foreign subsidiaries and as disclosed in said Pledged Shares Schedule, the Company owns 100 percent of the outstanding shares in each subsidiary.

•                                          Voting Agreements

The Company is not party to or aware of shareholder agreements specifically relating to voting.  The subordinated lenders, however, do have rights which they may choose to exercise jointly regarding their notes and collateral.

•                                          Rights Plans, etc.

•                                          The Company’s Rights Plan (“Series B Preferred”) was adopted on November 18, 1999 (See Form 8-K filed December 7, 1999).

•                                          The Company’s Restated Articles of Incorporation contain

•                                          Article VIII – election of directors by class for three year terms.

•                                          Article IX — a two-thirds vote of holders of Common Stock is necessary to approve a merger or sale of a substantial part of the Company’s assets (a “Business Combination”) unless (i) approved by majority of Continuing Directors (as defined) or (ii) the cash received per share satisfies certain requirements (as provided).

3.6  Violations

•                                          The subordinated debt lenders (New West Mezzanine Fund, et al), under the Note Agreement dated May 13, 2003, from time to time have provided waivers regarding the Company’s compliance with certain covenants in the Note Agreement as have other creditors. Previous waivers expired on March 31, 2004, except for a waiver to re-set the debt service coverage ratio for June 30, 2004 and September 30, 2004. Appropriate waivers will be requested from these parties prior to closing of the sale of the Securities.  Without such waivers from the subordinated debt lenders as well as similar waivers as may be appropriate from Equitas, Compunetix,  Richard Parlato, Robert Kaphan, David Holden, and Vectra Bank, the Company is in violation of terms of the Note Agreement and other obligations. However, debt service payments on all such obligations are current, except as to Compunetix which has granted forbearance pending financing.

3.10  Material Adverse Change

•                                          The text of exception 3.6 is incorporated herein. Violations of any covenant under the Loan Agreement of May 13, 2003 constitutes a default which could lead to a material adverse change, e.g., acceleration of the due date and the exercise of the note holders’ other rights. In addition, if the covenants are not brought fully into compliance or waivers obtained, the liability to the subordinated debt lenders will be re-classified as current rather than long-term which would be a material adverse change in the Company’s balance sheet.

3.12  Reporting Status

•                  Form 10-Q for June 30, 2001 was filed one day late, following extension per Form 12b-25.

6.2(f)  Other Registration Rights

•                  The Company has previously committed to the piggyback registration in its next registration statement of 210,000 shares underlying warrants exercisable at $1.05 issued to the principals of Bathgate Capital Partners in February 2004.

PLEDGED SHARES SCHEDULE

TO

PLEDGE AGREEMENT

PLEDGED SHARES OWNED AND PLEDGED BV PLEDGOR

Company	Number of Shares	Class of Stock	Certificate Nos.	Percentaqe Owned*	Percentaqe Pledqed
ACT Teleconferencing Services, Inc.				100%	100%
ACT VideoConferencing, Inc.				100%	100%
ACT Proximity, Inc.	100	Common	001	100%	100%
ACT Research, Inc.		Common		100%	100%
ACT Teleconferencing Canada Inc.	100	Common		100%	65%
ACT Teleconferencing Limited	25,000	Common		100%	60%
ACT Business Solutions Limited	29,654	Common		96.6%	65%
ACT Teleconferencing France SA	2,492	Common		100%	65%
ACT Teleconferencing GmbH	25,000	Common		100%	65%
ACT Teleconferencing BV	40	Common		100%	65%
ACT Teleconferencing Belgium SA	749	Common		100%	65%
ACT Teleconferencing (Ply) Limited	50,000	Common	1,2,3,4	100%	65%
ACT Teleconferencing Hong Kong Limited	9,999	Ordinary	1	100%	65%
ACT Teleconferencing of Bermuda Limited	12,000	Common		100%	65%
ACT Teleconferencing Singapore PTE Limited	100,000	Ordinary	006	100%	65%

‘Other than required foreign ownership

EXHIBIT A

ACT Teleconferencing, Inc.

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:
3.	The mailing address of the registered holder listed in response to item 1 above:
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

A-1

EXHIBIT B

ACT Teleconferencing, Inc.

INVESTOR QUESTIONNAIRE

(all information will be treated confidentially)

To: ACT Teleconferencing, Inc.,

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, no par value, Warrants, and shares underlying the Warrants (collectively the “Securities”), of ACT Teleconferencing, Inc. (the “Company”).  The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.                                    BACKGROUND INFORMATION

Name:
Business Address:
(Number and Street)

(City)		(State)	(Zip Code)
Telephone Number: ( )
Residence Address:
(Number and Street)

(City)		(State)	(Zip Code)
Telephone Number: ( )
If an individual:
Age:	Citizenship:		Where registered to vote:
If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:
State of formation:		Date of formation:
Social Security or Taxpayer Identification No.
Send all correspondence to (check one): ☐ Residence Address			☐ Business Address

B.                                    STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Securities Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

☐                                    (1)                                  a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;(1)

☐                                    (2)                                  a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

☐                                    (3)                                  an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

☐                                    (4)                                  a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

☐                                    (5)                                  a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐                                    (6)                                  a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

☐                                    (7)                                  an entity in which all of the equity owners are accredited investors (as defined above).

C.                                    REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

1.                                      Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.                                      The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

(1) As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this            day of August, 2004, and declares under oath that it is truthful and correct.

[Name of Investor]
By:
Signature
Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)

EXHIBIT C

ACT Teleconferencing, Inc.

CERTIFICATE OF SUBSEQUENT SALE

Computershare Trust Company

350 Indiana St, # 800

Golden,CO 80401

RE:                              Sale of Shares of Common Stock of ACT Teleconferencing, Inc. (the “Company”) pursuant to the Company’s Prospectus dated                               , 2004 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies to you as the transfer agent for the Company, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares and/or Warrant Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares or Warrant Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	Very truly yours,

By:
Print Name:
Title:

cc:                                 Gene Warren, CEO

ACT Teleconferencing, Inc.

1526 Cole Blvd., Suite 250

Golden, CO  80401

C-1

EXHIBIT D

FORM OF LEGAL OPINION

Ladies and Gentlemen:

We have acted as counsel to ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), in connection with the preparation, execution and delivery of a Stock and Warrant Purchase Agreement (the “Agreement”) dated [September    , 2004], by and between the Company and (the “Investor”) and the closing of the stock purchase described therein on [September    , 2004], the “Closing”).  This opinion is provided to the Investor at the request of the Company pursuant to Section 2 of Annex I to the Agreement.  Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement.

We have examined certain corporate records, certificates and documents in rendering this opinion.  In making such examinations, we have made certain customary assumptions, such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to authentic originals of all documents submitted to us as copies and the truth and accuracy of factual statements contained in such documents and certificates.  Except as expressly set forth herein, we have also assumed that the execution, delivery, and performance of any agreements or consents are within the powers of each signatory and have been duly authorized and validly carried out.  Our opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Colorado and do not address the laws of any other jurisdiction.

Based upon and subject to the foregoing and the additional qualifications set forth below, we are of the opinion that:

1.                                       Each of the Company and its subsidiaries (the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the SEC Reports.

2.                                       Each of the Company and its subsidiaries is duly qualified to transact business in each jurisdiction in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

3.                                       The shares of common stock sold pursuant to the Agreement (the “Shares”) have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

4.                                       The sale of the Shares pursuant to the Agreement does not violate any currently existing preemptive right, co-sale right, registration right, right of first refusal or other similar right to purchase any shares of Common Stock from the Company pursuant to the Company’s articles of incorporation or bylaws or any agreement to which the Company is a party and which is listed as an exhibit in the SEC Reports.

August     , 2004

5.                                       The issuance of the Warrants pursuant to the Agreement has been duly authorized and the shares of common stock underlying the Warrants (the “Warrant Shares”) will, when issued upon the exercise of the Warrants be validly issued, fully paid, and nonassessable.

6.                                       The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value, and 2,000,000 preferred shares.

7.                                       The Company has the corporate or other applicable power and authority to enter into the Agreement and the Company has the applicable power and authority to issue and sell and deliver to each Investor such Investor’s respective portion of the Shares and Warrants to be sold and delivered by it pursuant to the Agreement.  Except as otherwise provided herein, the Company has the corporate power and authority to register the resale of the Shares and the Warrant Shares.

8.                                       The Agreement has been duly authorized by all necessary corporate or other applicable action on the part of the Company and has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with its terms.

9.                                       At the close of business on the date hereof, the execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated do not and will not: (i) after the effect of any waiver or consent as may be applicable, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any agreement or instrument listed as an exhibit in the SEC Reports; (ii) result in the creation of a lien on any material portion of the assets of the Company and its subsidiaries, taken as a whole; or (iii) result in a violation of federal or Colorado law applicable to the Company.

10.                                 Assuming that the representations and warranties of the Investor and the Company set forth in the Agreement and the exhibits thereto are true and correct, the offer, sale and delivery of the Shares and Warrants to the Investor, in the manner contemplated by the Agreement, does not need to be registered under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any such Shares.

11.                                 To our knowledge, except as disclosed in the SEC Reports there is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, or by or before any government instrumentality or other agency, now pending which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect.

12.                                 The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

13.                                 The Shares are “Covered Securities” pursuant to the definition of that term in Section 18(b) of the Securities Act.

At the time the SEC Reports were filed and in connection with this transaction, we reviewed and had telephone conversations primarily with the Chief Financial Officer or the Chief Executive Officer of the Company and their staff regarding the contents of the SEC Reports.  Although we are not passing upon and have not independently checked or verified the accuracy, completeness, or fairness of the statements contained in the SEC Reports, and our involvement in their preparation was limited to the review and telephone conversations set forth above, we advise you that we did not have and do not have actual knowledge, as of the date of the Agreement or the date hereof, that the SEC Reports (except as to the financial statements, including the notes thereto and related schedules and other financial, statistical, and accounting data included or incorporated by reference therein or which should have been included or incorporated by reference therein, as to which we are not called upon to and do not advise you), when taken as a whole, contained, at their time of filing, an untrue statement of a material fact or omitted, at their time of filing, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For purposes of the opinions set forth above in paragraphs 1 and 2 with respect to the good standing of the Company and its qualification to do business, we are relying solely upon relevant certificates from jurisdictions within the United States, and on representations of officers of the Company with respect to jurisdictions outside the United States.  We express no opinion with respect to such matters beyond the date of the Closing.

The opinions set forth above in paragraph 8 are subject to and limited by the following:

(a)                                  the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors’ rights generally including, without limitation, preferences and fraudulent conveyances and concepts of materiality, reasonableness, good faith, fair dealing and unconscionability;

(b)                                 the discretion of courts in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief;

(c)                                  we express no opinion with respect to the enforceability of the indemnification and contribution provisions of the Agreement; and

(d)                                 we express no opinion as to the application or contravention of provisions of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

The opinion set forth above in paragraph 9 is based upon our consideration of only those statutes, rules and regulations which in our experience are normally applicable to transactions such as those contemplated by the Agreement.

We are relying in part as to certain factual matters in an Officer’s Certificate.  We have not undertaken any independent investigation to determine the existence or nonexistence of such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Company in this or other matters.  Similarly, whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase “to our knowledge,” or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who have devoted or are devoting substantive legal services to the Company and do not have actual knowledge that the facts as stated herein are untrue.  Such persons have not undertaken any investigation to determine the existence or nonexistence of such facts in connection with the preparation of this opinion, and no inference as to the extent of their investigation should be drawn from the fact of our representation of the Company in this or any other instance.

This opinion letter is rendered solely for your benefit in connection with the Agreement, and may not be relied upon for any other purpose, or furnished to, used, circulated, quoted or referred to by any other person without our prior written consent.

Very truly yours,

FAEGRE & BENSON LLP